AMENDMENT
TO
[AMENDED & RESTATED] SEVERANCE AGREEMENT
THIS AMENDMENT TO [AMENDED & RESTATED] SEVERANCE AGREEMENT (this “Amendment”) is made as of _______________ ___, 2018, (the “Effective Date”) between Harte Hanks, Inc., a Delaware corporation (the “Company”), and __________ (the “Executive”).

WHEREAS, the Executive is currently serving as a __________ of the Company;

WHEREAS, the Company and the Executive entered into that certain [Amended and Restated] Severance Agreement dated                  (the “Agreement”);

WHEREAS, the Board of Directors of the Company (the “Board”) recognizes that the Executive’s contribution to the growth and success of the Company has been substantial and wishes to amend and restate the Prior Agreement to amend the benefits to be received by the Executive in the event of certain terminations; and

WHEREAS, the Board desires to change certain terms of the Agreement in light of prevailing market conditions and trends, as well as the Company’s circumstances;

NOW, THEREFORE, in consideration of the foregoing, continued employment, other good and valuable consideration, and of the respective covenants and agreements of the parties contained in the Agreement and herein, the parties agree to amend the Agreement as follows:

1.     [CIC Multiple Reduction. The term “CiC Severance Compensation” as used in the Agreement is amended and restated to mean “a single lump sum cash amount equal to the product of 2 multiplied by the sum of (i) the annual base salary of the Executive in effect immediately prior to the CiC Date or the Termination Date, whichever is larger, plus (ii) target bonus or target incentive compensation for the fiscal year which includes the CiC Date or the Termination Date, whichever is larger.”]

2.     Reduced Acceleration of Performance Awards. The last sentences of Section 3(b)(i)(2), Section 3(c)(ii) and Section 3(e)(ii)(2) are hereby amended and restated to read “Equity-based awards that have been structured to vest on a performance basis shall accelerate and vest on a prorated basis, with such proration determined by multiplying the number of shares or units subject to each equity-based award by a fraction, the numerator of which is the number of days between the grant date and the Termination Date if the Termination Date occurs on after the CiC Date or the CiC Date if the Termination Date occurs during the Look-Back Period, and the denominator of which is the number of days between the grant date and the original vesting date for such equity-based award, regardless of whether the 100% performance level has been or will be achieved.” The lead-in phrase in Section 3(e)(ii) is hereby amended and restated to read “Notwithstanding the foregoing, and subject to accelerated vesting as provided under Section 3(b)(i)(2) or Section 3(c)(ii) above, as applicable, upon a Change in Control as defined in the Applicable Equity Plans:”

3.    Clarification of Payment Date. The term “Payment Date” as used in the Agreement is hereby clarified to mean “, subject to Section 11 if the Executive is a ‘specified employee’ under Code Section 409A, (i) if the Termination Date occurs on or after the CiC Date through the second anniversary of the CiC Date, then before the 75th day after the Termination Date, provided that the Executive delivers an Irrevocable Release on or before the 60th day after the Termination Date and (ii) if the Termination Date occurs during the Look-Back Period and the Executive is entitled to benefits hereunder, then before the 75th day after the CiC Date, provided that the Executive delivers an Irrevocable Release on or before the 60th day after the CiC Date.” In addition, Section 3(b)(iii) is hereby clarified to read “Provided the Executive has delivered an Irrevocable Release, the Company shall pay to the Executive a single lump sum cash amount equal to the value of the equity-based awards forfeited on the Termination Date that would have vested on the CiC Date pursuant to the terms of section 3(b)(i)(2), and such payment shall be made on the Payment Date, or such other date set forth in the applicable equity-based award agreements, if applicable to comply with Code Section 409A.”

4.    Effect. The Agreement remains in full force an effect, and no modification or amendment thereto is effected hereby except as expressly amended as provided above.

IN WITNESS WHEREOF, the parties have executed this Amendment effective on the date and year first above written.

HARTE HANKS, INC.

By:
Name:
Title:

EXECUTIVE

By:
[name]

Amendment to Severance Agreement